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                          BFX HOSPITALITY GROUP, INC.
                          ---------------------------


                                   EXHIBIT 21



The following schedule lists the active subsidiaries of BFX Hospitality Group, Inc. as of September 30, 1998:



Corporate Name                             Organization     Ownership Percent
--------------                             ------------     -----------------


BFX Hospitality Group, Inc.                  Delaware             Parent
 BFX Holdings, Inc.                          Nevada                 100
  American Food Classics, Inc.               Nevada                 100
   Lucile's Stateside Bistro-Texas, Inc.     Texas                  100
   Cabo Restaurant Company                   Nevada                 100
    Cabo-Shepherd, Inc.                      Texas                  100
    Cabo-Travis, Inc.                        Texas                  100
    Cabo-Fort Worth #1, Inc.                 Texas                  100
  BFX-LA, Inc.                               Louisiana              100
   Cat's Meow, Inc.                          Louisiana              100
  Boutique Inns, Inc.                        Nevada                 100
   Stockyards Hotel, Inc.                    Texas                  100